For Immediate Release

Merriman HOLDINGS, INC. Announces Financial Results
for the FOURTH Quarter Ended DECember 31, 2011 AND FISCAL YEAR 2011

SAN FRANCISCO – March 29, 2012 – Merriman Holdings, Inc. (OTCQX: MERR), the parent company of Merriman Capital, Inc., today released earnings for 2011.

2011 Financial Highlights:

-	Revenue was $21.9 million.

-	Commission revenue was $13.4 million for 2011, a 10% decrease over 2010;

-	Investment banking revenue was $8.4 million, a 37% decrease over 2010;

-	Other revenue was $876,000, primarily derived from the firm’s OTCQX advisory activity; and

-	Principal transactions were a loss of $777,000 for the year, due to the unrealized losses in the firm’s warrant portfolio.

-	The net loss attributable to common shareholders for the year ended December 31, 2011 was $8.4 million, or $2.87 per share.

“In the fourth quarter we made the critical decision to exit the traditional research business and focus on addressing the market opportunity in the vastly underserved universe of small-cap companies,” said Jon Merriman, Co-Chairman and CEO of Merriman Holdings, Inc. “Today, our team is focused on Capital Markets Advisory, Investment Banking Services, Equity and Options Trading Execution and our Financial Entrepreneur Platform. We completed the transition in November and reduced our fixed costs significantly, as well as increasing our financial and operating leverage, return on investment, and revenue per employee. We began to see the positive financial impact of the transition in the first quarter of 2012.”

Fourth Quarter 2011 Financial Highlights:

-	Fourth quarter revenue was $2.9 million.

-	Commissions revenue was $2.6 million, a 27% decrease from fourth quarter 2010;

-	Investment banking revenue was $388,000, a 93% decrease from fourth quarter 2010;

-	Other revenue was $318,000, primarily derived from the firm’s OTCQX advisory activity; and

-	Principal transaction income resulted in a loss of $360,000 comprised primarily of unrealized losses in the firm’s warrant portfolio.

-	Net loss attributable to common shareholders was $3.6 million, or $0.81 per share during the fourth quarter 2011.

“We believe the market has been looking for a major shift in how boutique and middle-market investment banks service their clients, both corporate and institutional,” said Will Febbo, Chief Operating Officer of Merriman Holdings, Inc. “The firm took early steps among its peers in exiting low return businesses and building recurring revenues, as well as developing a platform for financial entrepreneurs. These two segments of our business are leading the way in shifting from a transaction-only model to longer term, value-added service relationships with our clients on their path toward market awareness and trading liquidity. When you couple this with a lower fixed overhead, a more focused effort on competitive compensation and emphasis on high productivity per employee, we see a very attractive investment for shareholders, employees and clients. On a macro basis, we are also seeing encouraging signs from Washington with the initiation of the JOBS Act, which we believe will create a more favorable regulatory and financing environment for small-cap companies trying to grow.”

Merriman continued: “We are especially encouraged by the rapid growth of our OTCQX and Capital Markets Advisory business which addresses thousands of small, publicly traded companies as potential clients. This business also has a significant recurring revenue component which makes it very attractive in an uncertain economic environment. The growth in advisory services accelerated in Q1 and the pipeline of prospects is significant. Finally, I am very pleased with the strength of our finance and operations team, newly headed up by Will Febbo, which is allowing our client facing producers, including myself, to aggressively pursue the substantial opportunity in front of us. We are now making steady progress ahead of plan.”

Conference Call for the 2011 Results

Following this announcement, Merriman’s management will host a teleconference call beginning at 1:30 PM (PT) / 4:30 PM (ET) today, Thursday, March 29, 2012, to discuss the results and related matters. Interested listeners and participants may access the live teleconference call by dialing (877) 941-0843 or may access the live webcast at www.merrimanco.com.

About Merriman Capital, Inc.

Merriman Capital, Inc. is an investment banking firm providing equity and options execution services, market making, and differentiated research for high growth companies. The firm also provides capital raising, advisory, and M&A services. Merriman Capital, Inc. is a wholly owned subsidiary of Merriman Holdings, Inc. (OTCQX: MERR) and is the leading investment banking firm for OTCQX companies. For more information, please go to http://www.merrimanco.com/.

Merriman Capital, Inc. is a registered broker-dealer and member of The Financial Industry Regulatory Authority (FINRA) http://www.finra.org/ and the Securities Investor Protection Corporation (SIPC) http://www.sipc.org/.

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Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 28, 2011 and our Form 10-Q filed on November 14, 2011. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 29, 2012, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

At the Company:

Michael Doran

General Counsel

(415) 568-3905

Will Febbo

Chief Operating Officer

(415) 248-5603

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Year Ended December 31,
	2011	2010

Revenues:
Commissions	$13,411,312	$14,937,938
Principal transactions	(777,495)	1,784,868
Investment banking	8,439,569	13,412,832
Other	875,894	530,673

Total revenues	21,949,280	30,666,311

Operating expenses:
Compensation and benefits	17,164,221	19,078,084
Stock-based compensation	725,179	1,636,100
Brokerage and clearing fees	1,395,820	1,483,436
Professional services	1,359,004	1,404,195
Occupancy and equipment	1,912,617	1,910,553
Communication and technology	1,954,384	2,006,615
Depreciation and amortization	125,726	401,346
Travel and entertainment	894,959	1,226,378
Legal services and litigation settlement expense	710,841	3,410,914
Cost of underwriting capital	97,625	1,068,520
Other	1,898,884	2,351,864

Total operating expenses	28,239,260	35,978,005

Operating loss	(6,289,980)	(5,311,694)

Other income	51,601	25,418
Interest income	6,249	13,576
Interest expense	(378,239)	(84,793)
Amortization of debt discount	(93,269)	(81,035)
Loss on early extinguishment of debt	(1,183,917)	-

Loss from continuing operations before income taxes	(7,887,555)	(5,438,528)

Income tax (expense) benefit	(6,107)	5,005

Loss from continuing operations	(7,893,662)	(5,433,523)

Income from discontinued operations	-	95,104

Net loss	(7,893,662)	(5,338,419)
Preferred stock cash dividend	(491,334)	(591,125)

Net loss attributable to common shareholders	$(8,384,996)	$(5,929,544)

Basic and diluted net loss per share:
Loss from continuing operations	$(2.70)	$(2.71)
Income from discontinued operations	-	0.05

Net loss	$(2.70)	$(2.66)

Net loss attributable to common shareholders	$(2.87)	$(2.96)

Weighted average number of common shares:
Basic and diluted	2,919,316	2,002,305

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MERRIMAN HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(unaudited)

	As of December 31,
ASSETS	2011	2010

Cash and cash equivalents	$4,003,512	$4,898,093
Securities owned:
Marketable, at fair value	2,136,352	2,401,722
Non-marketable, at estimated fair value	347,218	2,741,452
Restricted cash	680,028	965,000
Due from clearing broker	124,805	34,072
Accounts receivable, net	359,900	1,574,644
Prepaid expenses and other assets	506,708	313,537
Equipment and fixtures, net	30,537	136,706

Total assets	$8,189,060	$13,065,226

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable	$246,040	$361,237
Commissions and bonus payable	986,722	3,240,021
Accrued expenses and other	1,757,342	2,514,020
Deferred rent	236,996	319,274
Deferred revenue	688,074	175,712
Capital lease obligation	-	120,453
Notes payable	679,454	299,997
Notes payable to related parties	1,006,765	1,098,840

Total liabilities	5,601,393	8,129,554

Shareholders’ equity:
Convertible Preferred stock, Series A–$0.0001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and 0 shares outstanding as of
December 31, 2011 and 2010; aggregate liquidation
preference of $0	-	-
Convertible Preferred stock, Series B–$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of
December 31, 2011 and 2010; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series C–$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of
December 31, 2011 and 2010; aggregate liquidation preference of $0	-	-
Convertible Preferred stock, Series D–$0.0001 par value; 24,000,000 shares authorized, 23,720,916 and 23,720,916 shares issued and
19,563,206 and 22,058,128 shares outstanding as of December 31,
2011 and December 31, 2010, respectively; aggregate
liquidation preference of $8,454,239 prior to conversion, and pari
passu with common stock on conversion	1,957	2,206
Convertible Preferred stock, Series E–$0.0001 par value; 5,000,000 shares authorized, 2,531,744 and 0 shares issued and
2,531,744 and 0 shares outstanding as of December 31,
2011 and December 31, 2010, respectively; aggregate
liquidation preference of $1,594,999 prior to conversion, and pari
passu with common stock on conversion	253	-
Common stock, $0.0001 par value; 300,000,000 shares authorized;
6,183,815 and 2,384,499 shares issued and 6,154,379 and
2,355,063 shares outstanding as of December 31, 2011 and
2010, respectively	619	239
Common stock payable	-	461,675
Additional paid-in capital	140,857,954	134,851,006
Treasury stock	(225,613)	(225,613)
Accumulated deficit	(138,047,503)	(130,153,841)

Total shareholders’ equity	2,587,667	4,935,672

Total liabilities and shareholders’ equity	$8,189,060	$13,065,226

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